Exhibit 31.1

CERTIFICATION

I, Christopher J. Lindop, certify that:

1.     I have reviewed this annual report on Form 10-K/A of Inverness Medical Innovations, Inc.;

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 22, 2006	/s/ CHRISTOPHER J. LINDOP
Christopher J. Lindop
Chief Financial Officer